March 8, 2020

Ben F Borgers
B F Borgers CPA PC
5400 W Cedar Ave
Lakewood, co 80226

We have engaged MaughanSullivan LLC to audit our financial statements for the year ended December 31, 2019. In connection with their audit, they would like to make inquiries and examine your workpapers for audit of our financial statements for the year ended December 31, 2018 and the Quarterly Reviews for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. We authorize you to respond fully and without limitation to their inquiries.

With retention of MaughanSullivan LLC your services on our behalf will terminate as of March 9, 2020.

Please allow MaughanSullivan LLC to copy information from your files that providesfactual information about our company.

We have represented to our auditors that we are not involved with your firm in any disputes about accounting principles, auditing procedures, or similarly significant matters, and that we have paid in full for all audit services rendered by you to date. You will be contacted by Heber C. Maughan of MaughanSullivan LLC concerning these matters.

It has been a pleasure to work with you. Thank you for all of your endeavors on our behalf.

Warm regards,

/s/ Antonio Milici

Antonio Milici, MD Ph.D
Chairman and CEO